Exhibit 99.1
Eastern Bankshares, Inc. Reports Fourth Quarter 2024 Net Income of $60.8 Million, or $0.30 per Diluted Share
~ Company Announces 2025 Investment Portfolio Repositioning ~

•Operating net income* of $68.3 million, or $0.34 per diluted share.
•$1.2 billion investment portfolio repositioning in Q1 2025 anticipated to add approximately $0.13 to 2025 operating EPS.
•Net interest margin on a fully tax equivalent basis* expanded 8 basis points to 3.05%, primarily due to lower cost of funds.
•Annualized net charge-offs of 0.71% of average total loans primarily driven by purchased credit deteriorated loans acquired from Cambridge Trust.
•Strong balance sheet with robust capital and reserve levels. Year-end CET1 ratio of 15.73%(1) and allowance coverage of total loans of 1.29%.

BOSTON, January 23, 2025 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its fourth quarter 2024 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Dec 31, 2024	Sep 30, 2024	△ $	△ %
Earnings
Net income (loss)	$60.8	$(6.2)	$67.0	NM
Per share, diluted	$0.30	$(0.03)	$0.33	NM

Operating net income*	$68.3	$49.7	$18.6	37%
Per share, diluted*	$0.34	$0.25	$0.09	36%

Net interest income	$179.2	$169.9	$9.3	5%
NIM - FTE *	3.05%	2.97%	0.08%	NM

Noninterest income	$37.3	$33.5	$3.8	11%
Operating noninterest income*	$36.9	$32.9	$4.0	12%
Noninterest expense	$137.5	$159.8	$(22.2)	(14)%
Operating noninterest expense*	$133.7	$130.9	$2.9	2%
Efficiency ratio	63.5%	78.5%	(15.0)%	NM
Operating efficiency ratio*	57.2%	60.1%	(2.9)%	NM

Balance sheet
Period-end balances
Loans	$18,079	$18,064	$15	0.1%
Deposits	$21,292	$21,217	$75	0.4%
Average balances
Loans	$17,803	$17,275	$528	3%
Deposits	$21,439	$20,858	$581	3%

Capital
Tangible shareholders’ equity / tangible assets*	10.45%	10.69%	(0.24)%	NM
CET1 capital ratio (1)	15.73%	15.50%	0.23%	NM
Book value per share	$16.89	$17.09	$(0.20)	(1)%
Tangible book value per share*	$11.98	$12.17	$(0.19)	(2)%

Asset quality
Non-performing loans	$135.8	$124.5	$11.3	9%
Total non-performing loans to total loans	0.76%	0.70%	0.06%	NM
Net charge-offs to average total loans	0.71%	0.12%	0.59%	NM

(1) CET1 capital ratio as of December 31, 2024 is a preliminary estimate.
*Non-GAAP Financial Measure.

The Company’s fourth quarter results reflect the first full quarter impact of the merger with Cambridge Bancorp (“Cambridge”) (“the merger”). The Company’s third quarter financial results included a partial quarter impact of the merger, which closed on July 12, 2024.

“As we close out the fourth quarter and reflect on another successful year, our most significant milestone was the merger with Cambridge Trust,” said Bob Rivers, Executive Chair and Chair of the Board of Directors of the Company and Eastern Bank. “This combination not only solidifies our position as a leading financial institution in our region but also allows us to deliver a broader suite of offerings to our customers, greater opportunities for our colleagues, and even stronger commitment to our communities.”

Denis Sheahan, Chief Executive Officer, added, “We remain focused on continuing to capitalize on merger synergies, long-term growth opportunities, and our overall financial performance. After meeting or exceeding our merger related financial targets, we posted full year operating net income of $192.6 million, 18% higher than 2023. We are well positioned to continue to deepen and expand customer relationships in our retail, commercial and wealth divisions as we continue to leverage our market presence in and around Boston.“

“Our fourth quarter financial results were very positive,” said David Rosato, Chief Financial Officer. “Our margin expanded by 8 basis points, supported by a reduction in deposit costs. We continue to maintain a strong balance sheet with exceptional levels of liquidity, capital, and credit reserves. In early 2025, we are in the process of repositioning our investment portfolio which will accelerate improvement in our financial performance, adding approximately 18 basis points to the margin and $0.13 to operating earnings per share in 2025. Our CET1 capital ratio will decline by less than one percent, and we expect to rebuild approximately half of that capital position by the end of 2025 through stronger earnings.”

BALANCE SHEET

Total assets were $25.6 billion at December 31, 2024, an increase of $50.7 million, or 0.2% from September 30, 2024.

•Cash and equivalents increased $117.4 million to $1.0 billion.
•Securities decreased $148.5 million, or 3.2%, to $4.4 billion, due to a decline in the market value of available for sale securities (“AFS securities”) driven by higher interest rates, sale of $116 million in AFS securities, and principal runoff, partially offset by the purchase of $200 million in AFS securities.
•Loans totaled $18.1 billion, an increase of $15.0 million.

Deposits totaled $21.3 billion, an increase of $74.8 million, primarily driven by growth in business checking deposits, as well as a seasonal growth in municipal deposits, partially offset by a decrease in time deposits.

Shareholders’ equity was $3.6 billion, a decrease of $59.2 million, due primarily to decreases in accumulated other comprehensive income, partially offset by an increase in retained earnings.

•Book value per share and tangible book value per share* ended the quarter at $16.89 and $11.98, respectively.

Please refer to Appendix D for a roll-forward of tangible shareholders’ equity*.

NET INTEREST INCOME

Net interest income was $179.2 million for the fourth quarter, an increase of $9.3 million, due to an increase in the net interest margin and average earning assets.

•The net interest margin on a FTE basis* was 3.05%, an 8 basis point increase, as funding costs declined faster than asset yields.
•The yield on total interest-earning assets decreased 4 basis points from the prior quarter to 4.56%, due primarily to decreases in loan yields of 8 basis points and average securities volume, partially offset by higher short-term investments volume.
•Total interest-bearing liabilities cost decreased 17 basis points to 2.33%, due primarily to deposit pricing decreases.
•Net interest income included net discount accretion of $12.9 million from purchase accounting adjustments in connection with the Cambridge merger, compared to $10.8 million in the prior quarter.

NONINTEREST INCOME

Noninterest income was $37.3 million for the fourth quarter, an increase of $3.8 million. Operating noninterest income* was $36.9 million, an increase of $4.0 million.

•Trust and investment advisory fees increased $3.1 million to $18.0 million, which included a one-time item of $1.2 million.
•Service charges on deposit accounts increased $0.3 million to $8.4 million.
•Customer swap income increased $0.6 million to $1.2 million, driven primarily by higher transaction volume.
•Non-operating income from investments held in rabbi trust accounts were less than $0.1 million, compared to $3.6 million in the prior quarter due to investment performance.
•Non-operating losses on sales of AFS securities were $9.2 million due to the sale of approximately $116 million of AFS securities. There were no losses on sales of AFS securities in the prior quarter.
•Other noninterest income increased $12.8 million to $15.8 million, due primarily to the non-operating gain of $9.3 million from the sale of an equity investment. The prior quarter included a non-operating loss on merger-related disposal of fixed assets totaling $3.0 million.

NONINTEREST EXPENSE

Noninterest expense was $137.5 million, a decrease of $22.2 million. The decrease was primarily driven by a reduction in merger-related expenses of $24.0 million. Operating noninterest expense* was $133.7 million, an increase of $2.9 million.

•Salaries and employee benefits expense was $78.9 million, a decrease of $14.9 million, due primarily to a decrease in merger-related expenses of $12.0 million, as well as decreases in operating incentive compensation costs of $1.4 million, operating federal payroll tax expense of $0.7 million, and non-operating rabbi trust employee benefit expense of $1.1 million.
•Occupancy and equipment expense was $12.8 million, a decrease of $1.7 million, due primarily to a reduction in merger-related expenses.
•Data processing expense was $21.4 million, an increase of $1.9 million.
•Professional services expense was $3.3 million, a decrease of $5.7 million, due primarily to a reduction in merger-related expenses of $5.4 million.
•Marketing expense was $2.8 million, an increase of $1.2 million.
•Federal Deposit Insurance Corporation insurance expense was $3.9 million, an increase of $0.7 million.
•Amortization of intangible assets was $7.4 million, an increase of $1.1 million.
•Other noninterest expense was $7.1 million, a decrease of $4.9 million, due primarily to decreases in provision for off balance sheet credit exposures of $1.4 million, and merger-related costs.

Please refer to Appendix E for additional detail on merger charges*.

ASSET QUALITY

Non-performing loans totaled $135.8 million, or 0.76% of total loans, at December 31, 2024 compared to $124.5 million, or 0.70% of total loans, at the end of the prior quarter. The increase was driven primarily by commercial real estate office loans, partially offset by charge-off activity.

During the fourth quarter 2024, the Company recorded total net charge-offs of $31.7 million, or 0.71% of average total loans, compared to $5.1 million, or 0.12% in the prior quarter. The increase in total net charge-offs was due primarily to partial charge-offs of the purchased credit deteriorated (“PCD”) loans acquired from Cambridge.

The Company recorded a provision for loan losses totaling $6.8 million in the quarter.

The allowance for loan losses was $229.0 million at December 31, 2024, or 1.29% of total loans, compared to $253.8 million, or 1.43% of total loans, at September 30, 2024.

2025 INVESTMENT PORTFOLIO REPOSITIONING

The Company announced an investment portfolio repositioning was underway in 2025 whereby approximately $1.2 billion of low yielding available-for-sale securities would be sold and reinvested at current market rates. The transaction is expected to be completed by the middle of the first quarter of 2025, and result in an after-tax non-operating loss of approximately $200 million. The after-tax losses are already reflected in shareholders’ equity.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per common share. The dividend will be payable on March 14, 2025 to shareholders of record as of the close of business on March 3, 2025.

The Company repurchased 908,425 shares of common stock during the fourth quarter at a weighted average price of $17.41, for an aggregate purchase price of $15.8 million.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s fourth quarter 2024 earnings will be held on Friday, January 24, 2025 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 65981. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of December 31, 2024, Eastern Bank had approximately $25.6 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment advisor in Massachusetts with approximately $8.3 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
860-707-4432

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Except as otherwise indicated, these non-GAAP financial measures presented in this press release exclude discontinued operations.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, including the “day-2” provision for allowance for loan losses for non-PCD acquired loans, (viii) the non-cash pension settlement charge recognized related to the defined benefit plan, (ix) certain discrete tax items, and (x) net income from discontinued operations. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense are not provided.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

In the third quarter of 2024, we changed our (loss) return on average tangible shareholders' equity and operating return on average tangible shareholders’ equity computations to utilize tangible net (loss) income from continuing operations and tangible operating net income, respectively, in the numerators of the computations. Tangible net (loss) income from continuing operations excludes the amortization of intangible assets and the related tax effect and tangible operating net income excludes, in addition to the adjustments to derive operating net income, the amortization of intangible assets and related tax effect. In addition, in the third quarter of 2024, we changed the computation of our operating efficiency ratio to exclude, in addition to the adjustments made to operating net income, the amortization of intangible assets. Management believes the changes to such ratios result in a more meaningful measure of our financial performance and such measures are used by management when analyzing corporate performance.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the merger, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that Eastern’s business may not perform as expected in the years following the merger; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (1)

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Earnings data
Net interest income	$179,193	$169,855	$128,649	$129,900	$133,307
Noninterest income	37,349	33,528	25,348	27,692	26,739
Total revenue	216,542	203,383	153,997	157,592	160,046
Noninterest expense	137,544	159,753	109,869	101,202	121,029
Pre-tax, pre-provision income	78,998	43,630	44,128	56,390	39,017
Provision for allowance for loan losses	6,820	46,983	6,126	7,451	5,198
Pre-tax income (loss)	72,178	(3,353)	38,002	48,939	33,819
Net income (loss) from continuing operations	60,771	(6,188)	26,331	38,647	31,509
Net income from discontinued operations	—	—	—	—	286,994
Net income (loss)	60,771	(6,188)	26,331	38,647	318,503
Operating net income (non-GAAP)	68,331	49,665	36,519	38,081	16,875

Per-share data
Earnings (loss) per share, diluted	$0.30	$(0.03)	$0.16	$0.24	$1.95
Continuing operations	$0.30	$(0.03)	$0.16	$0.24	$0.19
Discontinued operations	$—	$—	$—	$—	$1.76
Operating earnings per share, diluted (non-GAAP)	$0.34	$0.25	$0.22	$0.23	$0.10
Book value per share	$16.89	$17.09	$16.80	$16.72	$16.86
Tangible book value per share (non-GAAP)	$11.98	$12.17	$13.60	$13.51	$13.65

Profitability
Return on average assets	0.94%	(0.10)%	0.50%	0.74%	0.59%
Operating return on average assets (non-GAAP)	1.05%	0.79%	0.70%	0.72%	0.31%
Return on average shareholders' equity	6.64%	(0.70)%	3.62%	5.23%	4.66%
Operating return on average shareholders' equity	7.47%	5.60%	5.03%	5.17%	2.51%
Return on average tangible shareholders' equity (non-GAAP) (2)	10.16%	(0.26)%	4.54%	6.52%	6.06%
Operating return on average tangible shareholders' equity (non-GAAP) (2)	11.33%	8.45%	6.28%	6.42%	3.27%
Net interest margin (FTE)	3.05%	2.97%	2.64%	2.68%	2.69%
Cost of deposits	1.69%	1.82%	1.78%	1.66%	1.51%
Efficiency ratio	63.5%	78.5%	71.3%	64.2%	75.6%
Operating efficiency ratio (non-GAAP) (3)	57.2%	60.1%	63.7%	61.6%	73.3%

Balance Sheet (end of period)
Total assets	$25,557,880	$25,507,187	$21,044,169	$21,174,804	$21,133,278
Total loans	18,079,084	18,064,126	14,145,520	14,088,747	13,973,428
Total deposits	21,291,619	21,216,854	17,537,809	17,666,733	17,596,217
Total loans / total deposits	85%	85%	81%	80%	79%

Asset quality
Allowance for loan losses ("ALLL")	$228,952	$253,821	$156,146	$149,190	$148,993
ALLL / total nonperforming loans ("NPLs")	168.57%	203.87%	392.61%	260.94%	283.49%
Total NPLs / total loans	0.76%	0.70%	0.28%	0.41%	0.38%
Net charge-offs ("NCOs") (recoveries) / average total loans	0.71%	0.12%	(0.02)%	0.21%	0.32%

Capital adequacy
Shareholders' equity / assets	14.13%	14.39%	14.10%	13.95%	14.08%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.45%	10.69%	11.73%	11.58%	11.71%

(1) Average assets and average tangible shareholders' equity components as of and for the three months ended Dec 31, 2023 presented in this table include discontinued operations.
(2) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(3) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (1)

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the twelve months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2024	Dec 31, 2023
Earnings data
Net interest income	$607,597	$550,409
Noninterest income	123,917	(237,753)
Total revenue	731,514	312,656
Noninterest expense	508,368	418,602
Pre-tax, pre-provision income (loss)	223,146	(105,946)
Provision for allowance for loan losses	67,380	20,052
Pre-tax income (loss)	155,766	(125,998)
Net income (loss) from continuing operations	119,561	(62,689)
Net income from discontinued operations	—	294,866
Net income (loss)	119,561	232,177
Operating net income (non-GAAP)	192,596	163,186

Per-share data
Earnings (loss) per share, diluted	$0.66	$1.43
Continuing operations	$0.66	$(0.39)
Discontinued operations	$—	$1.82
Operating earnings per share, diluted (non-GAAP)	$1.06	$1.00
Book value per share	$16.89	$16.86
Tangible book value per share (non-GAAP)	$11.98	$13.65

Profitability
Return on average assets	0.51%	(0.29)%
Operating return on average assets (non-GAAP)	0.83%	0.76%
Return on average shareholders' equity	3.66%	(2.44)%
Operating return on average shareholders' equity	5.89%	6.35%
Return on average tangible shareholders' equity (non-GAAP) (2)	5.25%	(3.19)%
Operating return on average tangible shareholders' equity (non-GAAP) (2)	8.20%	8.54%
Net interest margin (FTE)	2.85%	2.73%
Cost of deposits	1.74%	1.24%
Efficiency ratio	69.5%	133.9%
Operating efficiency ratio (non-GAAP) (3)	60.3%	62.3%

Balance Sheet (end of period)
Total assets	$25,557,880	$21,133,278
Total loans	18,079,084	13,973,428
Total deposits	21,291,619	17,596,217
Total loans / total deposits	85%	79%

Asset quality
Allowance for loan losses ("ALLL")	$228,952	$148,993
ALLL / total nonperforming loans ("NPLs")	168.57%	283.49%
Total NPLs / total loans	0.76%	0.38%
Net charge-offs ("NCOs") (recoveries) / average total loans	0.27%	0.09%

Capital adequacy
Shareholders' equity / assets	14.13%	14.08%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.45%	11.71%

(1) Average assets and average tangible shareholders' equity components as of and for the twelve months ended Dec 31, 2023 presented in this table include discontinued operations.
(2) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(3) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of			Dec 31, 2024 change from
(Unaudited, dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024		Dec 31, 2023
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$92,590	$98,299	$87,233	$(5,709)	(6)%	$5,357	6%
Short-term investments	914,290	791,177	605,843	123,113	16%	308,447	51%
Cash and cash equivalents	1,006,880	889,476	693,076	117,404	13%	313,804	45%
Available for sale ("AFS") securities	4,021,598	4,163,352	4,407,521	(141,754)	(3)%	(385,923)	(9)%
Held to maturity ("HTM") securities	420,715	427,459	449,721	(6,744)	(2)%	(29,006)	(6)%
Total securities	4,442,313	4,590,811	4,857,242	(148,498)	(3)%	(414,929)	(9)%
Loans held for sale	372	1,993	1,124	(1,621)	(81)%	(752)	(67)%
Loans:
Commercial and industrial	3,296,068	3,340,029	3,034,068	(43,961)	(1)%	262,000	9%
Commercial real estate	7,119,523	7,174,861	5,457,349	(55,338)	(1)%	1,662,174	30%
Commercial construction	494,842	513,519	386,999	(18,677)	(4)%	107,843	28%
Business banking	1,448,176	1,321,179	1,085,763	126,997	10%	362,413	33%
Total commercial loans	12,358,609	12,349,588	9,964,179	9,021	—%	2,394,430	24%
Residential real estate	4,063,659	4,080,736	2,565,485	(17,077)	—%	1,498,174	58%
Consumer home equity	1,385,394	1,361,971	1,208,231	23,423	2%	177,163	15%
Other consumer	271,422	271,831	235,533	(409)	—%	35,889	15%
Total loans	18,079,084	18,064,126	13,973,428	14,958	—%	4,105,656	29%
Allowance for loan losses	(228,952)	(253,821)	(148,993)	24,869	(10)%	(79,959)	54%
Unamortized prem./disc. and def. fees	(300,730)	(308,243)	(25,068)	7,513	(2)%	(275,662)	1100%
Net loans	17,549,402	17,502,062	13,799,367	47,340	—%	3,750,035	27%
Federal Home Loan Bank stock, at cost	5,865	5,865	5,904	—	—%	(39)	(1)%
Premises and equipment	66,641	78,776	60,133	(12,135)	(15)%	6,508	11%
Bank-owned life insurance	204,704	203,635	164,702	1,069	1%	40,002	24%
Goodwill and other intangibles, net	1,050,158	1,057,509	566,205	(7,351)	(1)%	483,953	85%
Deferred income taxes, net	332,128	319,206	266,185	12,922	4%	65,943	25%
Prepaid expenses	231,944	201,285	183,073	30,659	15%	48,871	27%
Other assets	667,473	656,569	536,267	10,904	2%	131,206	24%
Total assets	$25,557,880	$25,507,187	$21,133,278	$50,693	—%	$4,424,602	21%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,992,082	$5,856,171	$5,162,218	$135,911	2%	$829,864	16%
Interest checking accounts	4,606,250	4,562,226	3,737,361	44,024	1%	868,889	23%
Savings accounts	1,620,602	1,681,093	1,323,126	(60,491)	(4)%	297,476	22%
Money market investment	5,736,362	5,572,277	4,664,475	164,085	3%	1,071,887	23%
Certificates of deposit	3,336,323	3,545,087	2,709,037	(208,764)	(6)%	627,286	23%
Total deposits	21,291,619	21,216,854	17,596,217	74,765	—%	3,695,402	21%
Borrowed funds:
Federal Home Loan Bank advances	17,589	17,342	17,738	247	1%	(149)	(1)%
Escrow deposits of borrowers	27,721	29,405	21,978	(1,684)	(6)%	5,743	26%
Interest rate swap collateral funds	48,590	24,070	8,500	24,520	102%	40,090	472%
Total borrowed funds	93,900	70,817	48,216	23,083	33%	45,684	95%
Other liabilities	560,394	548,378	513,990	12,016	2%	46,404	9%
Total liabilities	21,945,913	21,836,049	18,158,423	109,864	1%	3,787,490	21%
Shareholders' equity:
Common shares	2,141	2,150	1,767	(9)	—%	374	21%
Additional paid-in capital	2,237,494	2,246,134	1,666,441	(8,640)	—%	571,053	34%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(127,842)	(129,077)	(132,755)	1,235	(1)%	4,913	(4)%
Retained earnings	2,084,503	2,048,042	2,047,754	36,461	2%	36,749	2%
Accumulated other comprehensive income ("AOCI"), net of tax	(584,329)	(496,111)	(608,352)	(88,218)	18%	24,023	(4)%
Total shareholders' equity	3,611,967	3,671,138	2,974,855	(59,171)	(2)%	637,112	21%
Total liabilities and shareholders' equity	$25,557,880	$25,507,187	$21,133,278	$50,693	—%	$4,424,602	21%

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Dec 31, 2024 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024		Dec 31, 2023

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$234,722	$230,824	$168,419	$3,898	2%	$66,303	39%
Taxable interest and dividends on securities	22,064	22,421	23,782	(357)	(2)%	(1,718)	(7)%
Non-taxable interest and dividends on securities	1,446	1,444	1,434	2	—%	12	1%
Interest on federal funds sold and other short-term investments	12,529	11,329	10,011	1,200	11%	2,518	25%
Total interest and dividend income	270,761	266,018	203,646	4,743	2%	67,115	33%
Interest expense:
Interest on deposits	91,102	95,334	67,389	(4,232)	(4)%	23,713	35%
Interest on borrowings	466	829	2,950	(363)	(44)%	(2,484)	(84)%
Total interest expense	91,568	96,163	70,339	(4,595)	(5)%	21,229	30%
Net interest income	179,193	169,855	133,307	9,338	5%	45,886	34%
Provision for allowance for loan losses	6,820	46,983	5,198	(40,163)	(85)%	1,622	31%
Net interest income after provision for allowance for loan losses	172,373	122,872	128,109	49,501	40%	44,264	35%
Noninterest income:
Trust and investment advisory fees	17,962	14,909	6,128	3,053	20%	11,834	193%
Service charges on deposit accounts	8,426	8,140	7,514	286	4%	912	12%
Debit card processing fees	3,602	3,806	3,398	(204)	(5)%	204	6%
Interest rate swap income (losses)	1,169	565	(576)	604	107%	1,745	(303)%
Income from investments held in rabbi trusts	5	3,591	4,969	(3,586)	(100)%	(4,964)	(100)%
Losses on sales of commercial and industrial loans	—	—	(87)	—	—%	87	(100)%
Losses on sales of mortgage loans held for sale, net	(325)	(385)	(219)	60	(16)%	(106)	48%
Losses on sales of securities available for sale, net	(9,241)	—	—	(9,241)	—%	(9,241)	—%
Other	15,751	2,902	5,612	12,849	443%	10,139	181%
Total noninterest income	37,349	33,528	26,739	3,821	11%	10,610	40%
Noninterest expense:
Salaries and employee benefits	78,897	93,759	67,773	(14,862)	(16)%	11,124	16%
Office occupancy and equipment	12,752	14,470	9,195	(1,718)	(12)%	3,557	39%
Data processing	21,380	19,504	16,753	1,876	10%	4,627	28%
Professional services	3,329	8,982	4,108	(5,653)	(63)%	(779)	(19)%
Marketing expenses	2,823	1,576	2,693	1,247	79%	130	5%
Federal Deposit Insurance Corporation ("FDIC") insurance	3,873	3,200	13,486	673	21%	(9,613)	(71)%
Amortization of intangible assets	7,351	6,210	505	1,141	18%	6,846	1356%
Other	7,139	12,052	6,516	(4,913)	(41)%	623	10%
Total noninterest expense	137,544	159,753	121,029	(22,209)	(14)%	16,515	14%
Income (loss) from continuing operations before income tax expense	72,178	(3,353)	33,819	75,531	(2253)%	38,359	113%
Income tax expense	11,407	2,835	2,310	8,572	302%	9,097	394%
Net income (loss) from continuing operations	$60,771	$(6,188)	$31,509	$66,959	(1082)%	$29,262	93%
Net income from discontinued operations	$—	$—	$286,994	$—	—%	$(286,994)	(100)%
Net income (loss)	$60,771	$(6,188)	$318,503	$66,959	(1082)%	$(257,732)	(81)%

Share data:
Weighted average common shares outstanding, basic	201,237,749	196,700,222	162,571,066	4,537,527	2%	38,666,683	24%
Weighted average common shares outstanding, diluted	202,638,608	197,706,644	162,724,398	4,931,964	2%	39,914,210	25%
Earnings (loss) per share, basic:
Continuing operations	$0.30	$(0.03)	$0.19	$0.33	(1100)%	$0.11	58%
Discontinued operations	$—	$—	$1.77	$—	0%	$(1.77)	(100)%
Earnings (loss) per share, basic	$0.30	$(0.03)	$1.96	$0.33	(1100)%	$(1.66)	(85)%
Earnings (loss) per share, diluted:
Continuing operations	$0.30	$(0.03)	$0.19	$0.33	(1100)%	$0.11	58%
Discontinued operations	$—	$—	$1.76	$—	0%	$(1.76)	(100)%
Earnings (loss) per share, diluted	$0.30	$(0.03)	$1.95	$0.33	(1100)%	$(1.65)	(85)%

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Twelve months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2024	Dec 31, 2023	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$808,041	$652,095	$155,946	24%
Taxable interest and dividends on securities	90,582	101,233	(10,651)	(11)%
Non-taxable interest and dividends on securities	5,766	5,736	30	1%
Interest on federal funds sold and other short-term investments	42,377	37,395	4,982	13%
Total interest and dividend income	946,766	796,459	150,307	19%
Interest expense:
Interest on deposits	337,367	226,075	111,292	49%
Interest on borrowings	1,802	19,975	(18,173)	(91)%
Total interest expense	339,169	246,050	93,119	38%
Net interest income	607,597	550,409	57,188	10%
Provision for allowance for loan losses	67,380	20,052	47,328	236%
Net interest income after provision for allowance for loan losses	540,217	530,357	9,860	2%
Noninterest income:
Trust and investment advisory fees	46,126	24,264	21,862	90%
Service charges on deposit accounts	32,004	28,631	3,373	12%
Debit card processing fees	14,177	13,469	708	5%
Interest rate swap income	2,819	1,536	1,283	84%
Income from investments held in rabbi trusts	9,675	9,305	370	4%
Losses on sales of commercial and industrial loans	—	(2,738)	2,738	(100)%
Losses on sales of mortgage loans held for sale, net	(920)	(507)	(413)	81%
Losses on sales of securities available for sale, net	(16,798)	(333,170)	316,372	(95)%
Other	36,834	21,457	15,377	72%
Total noninterest income (loss)	123,917	(237,753)	361,670	(152)%
Noninterest expense:
Salaries and employee benefits	302,345	253,037	49,308	19%
Office occupancy and equipment	46,515	35,992	10,523	29%
Data processing	75,383	55,308	20,075	36%
Professional services	20,073	17,385	2,688	15%
Marketing expenses	7,824	7,592	232	3%
Federal Deposit Insurance Corporation ("FDIC") insurance	13,866	21,874	(8,008)	(37)%
Amortization of intangible assets	14,569	1,804	12,765	708%
Other	27,793	25,610	2,183	9%
Total noninterest expense	508,368	418,602	89,766	21%
Income (loss) from continuing operations before income tax expense	155,766	(125,998)	281,764	(224)%
Income tax expense (benefit)	36,205	(63,309)	99,514	(157)%
Net income (loss) from continuing operations	119,561	(62,689)	182,250	(291)%
Net income from discontinued operations	—	294,866	(294,866)	(100)%
Net income	$119,561	$232,177	$(112,616)	(49)%

Share data:
Weighted average common shares outstanding, basic	181,126,320	162,293,020	18,833,300	12%
Weighted average common shares outstanding, diluted	182,181,073	162,403,097	19,777,976	12%

Earnings (loss) per share, basic:
Continuing operations	$0.66	$(0.39)	$1.05	(269)%
Discontinued operations	$—	$1.82	$(1.82)	(100)%
Earnings (loss) per share, basic	$0.66	$1.43	$(0.77)	(54)%
Earnings (loss) per share, diluted:
Continuing operations	$0.66	$(0.39)	$1.05	(269)%
Discontinued operations	$—	$1.82	$(1.82)	(100)%
Earnings (loss) per share, diluted	$0.66	$1.43	$(0.77)	(54)%

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Dec 31, 2024			Sep 30, 2024			Dec 31, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$12,265,758	$168,930	5.48%	$11,935,922	$167,712	5.59%	$9,978,154	$126,128	5.01%
Residential	3,938,128	42,857	4.33%	3,772,420	40,484	4.27%	2,573,032	23,546	3.63%
Consumer	1,601,403	27,328	6.79%	1,568,372	27,026	6.86%	1,411,374	22,835	6.42%
Total loans	17,805,289	239,115	5.34%	17,276,714	235,222	5.42%	13,962,560	172,509	4.90%
Total investment securities	5,173,480	23,909	1.84%	5,322,650	24,259	1.81%	5,670,742	25,609	1.79%
Federal funds sold and other short-term investments	1,042,771	12,529	4.78%	833,184	11,329	5.41%	720,384	10,011	5.51%
Total interest-earning assets	24,021,540	275,553	4.56%	23,432,548	270,810	4.60%	20,353,686	208,129	4.06%
Non-interest-earning assets	1,716,954			1,606,357			834,391
Total assets	$25,738,494			$25,038,905			$21,188,077

Interest-bearing liabilities:
Deposits:
Savings	$1,660,095	$1,527	0.37%	$1,646,532	$1,526	0.37%	$1,352,239	$45	0.01%
Interest checking	4,626,205	12,745	1.10%	4,548,231	13,428	1.17%	3,753,352	7,080	0.75%
Money market	5,774,240	36,183	2.49%	5,631,626	39,994	2.83%	4,735,917	29,390	2.46%
Time deposits	3,494,638	40,647	4.63%	3,365,392	40,386	4.77%	2,656,313	30,874	4.61%
Total interest-bearing deposits	15,555,178	91,102	2.33%	15,191,781	95,334	2.50%	12,497,821	67,389	2.14%
Borrowings	82,829	466	2.24%	89,398	829	3.69%	242,437	2,950	4.83%
Total interest-bearing liabilities	15,638,007	91,568	2.33%	15,281,179	96,163	2.50%	12,740,258	70,339	2.19%
Demand deposit accounts	5,884,058			5,666,471			5,210,185
Other noninterest-bearing liabilities	573,077			564,961			555,034
Total liabilities	22,095,142			21,512,611			18,505,477
Shareholders' equity	3,643,352			3,526,294			2,682,600
Total liabilities and shareholders' equity	$25,738,494			$25,038,905			$21,188,077

Net interest income - FTE		$183,985			$174,647			$137,790
Net interest-earning assets (2)	$8,383,533			$8,151,369			$7,613,428
Net interest margin - FTE (3)			3.05%			2.97%			2.69%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the twelve months ended
	Dec 31, 2024			Dec 31, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$11,087,978	$591,885	5.34%	$9,913,968	$491,427	4.96%
Residential	3,214,769	131,648	4.10%	2,538,588	90,139	3.55%
Consumer	1,509,516	101,552	6.73%	1,381,745	86,167	6.24%
Total loans	15,812,263	825,085	5.22%	13,834,301	667,733	4.83%
Total investment securities	5,374,127	97,924	1.82%	6,247,706	108,512	1.74%
Federal funds sold and other short-term investments	810,670	42,377	5.23%	720,864	37,395	5.19%
Total interest-earning assets	21,997,060	965,386	4.39%	20,802,871	813,640	3.91%
Non-interest-earning assets	1,296,780			921,622
Total assets	$23,293,840			$21,724,493

Interest-bearing liabilities:
Deposits:
Savings	$1,466,914	$3,136	0.21%	$1,515,713	$217	0.01%
Interest checking	4,167,043	43,187	1.04%	4,070,585	24,235	0.60%
Money market	5,283,231	140,695	2.66%	4,918,343	104,002	2.11%
Time deposits	3,146,139	150,349	4.78%	2,303,520	97,621	4.24%
Total interest-bearing deposits	14,063,327	337,367	2.40%	12,808,161	226,075	1.77%
Borrowings	68,235	1,802	2.64%	418,884	19,975	4.77%
Total interest-bearing liabilities	14,131,562	339,169	2.40%	13,227,045	246,050	1.86%
Demand deposit accounts	5,348,124			5,404,208
Other noninterest-bearing liabilities	545,291			522,239
Total liabilities	20,024,977			19,153,492
Shareholders' equity	3,268,863			2,571,001
Total liabilities and shareholders' equity	$23,293,840			$21,724,493

Net interest income - FTE		$626,217			$567,590
Net interest-earning assets (2)	$7,865,498			$7,575,826
Net interest margin - FTE (3)			2.85%			2.73%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$112,513	$105,099	$26,139	$40,986	$35,107
Residential	12,955	10,450	6,789	6,697	8,725
Consumer	10,352	8,954	6,843	9,490	8,725
Total non-accrual loans	135,820	124,503	39,771	57,173	52,557
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	135,820	124,503	39,771	57,173	52,557
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$135,820	$124,503	$39,771	$57,173	$52,557
Total non-performing loans to total loans	0.76%	0.70%	0.28%	0.41%	0.38%
Total non-performing assets to total assets	0.53%	0.49%	0.19%	0.27%	0.25%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
(Unaudited, dollars in thousands)
Average total loans	$17,802,836	$17,274,903	$14,113,343	$14,013,714	$13,961,061
Allowance for loan losses, beginning of the period	253,821	156,146	149,190	148,993	155,146
Net loans charged-off (recovered):
Commercial and industrial	29	(7)	(56)	(25)	(9)
Commercial real estate	30,786	4,456	(2,011)	7,118	7,818
Commercial construction	—	—	—	—	—
Business banking	458	356	803	(308)	3,172
Residential real estate	(86)	(43)	(27)	(21)	(34)
Consumer home equity	(1)	(19)	(59)	2	(1)
Other consumer	503	395	520	488	405
Total net loans charged-off (recovered)	31,689	5,138	(830)	7,254	11,351
Initial allowance established for Cambridge's PCD loans	—	55,830	—	—	—
Provision for allowance for loan losses (2)	6,820	46,983	6,126	7,451	5,198
Total allowance for loan losses, end of period	$228,952	$253,821	$156,146	$149,190	$148,993
Net charge-offs (recoveries) to average total loans outstanding during this period	0.71%	0.12%	(0.02)%	0.21%	0.32%
Allowance for loan losses as a percent of total loans	1.29%	1.43%	1.11%	1.06%	1.07%
Allowance for loan losses as a percent of nonperforming loans	168.57%	203.87%	392.61%	260.94%	283.49%

(2) Provision for allowance for loan losses for the three months ended September 30, 2024 includes the initial provision on non-PCD loans acquired from Cambridge.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics (1)

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended					Twelve Months Ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

Net income (loss) from continuing operations (GAAP)	$60,771	$(6,188)	$26,331	$38,647	$31,509	$119,561	$(62,689)
Add:
Provision for non-PCD acquired loans	—	40,899	—	—	—	40,899	—
Noninterest income components:
Income from investments held in rabbi trusts	(5)	(3,591)	(1,761)	(4,318)	(4,969)	(9,675)	(9,305)
Losses on sales of securities available for sale, net	9,241	—	7,557	—	—	16,798	333,170
Gain on sale of other equity investment	(9,291)	—	—	—	—	(9,291)	—
(Gains) losses on sales of other assets	(352)	2,970	2	—	—	2,620	3
Noninterest expense components:
Rabbi trust employee benefit expense	239	1,326	930	1,746	1,740	4,241	3,742
Merger and acquisition expenses	3,587	27,577	3,684	1,816	1,865	36,664	5,495
Total impact of non-GAAP adjustments	3,419	69,181	10,412	(756)	(1,364)	82,256	333,105
Less: net tax benefit (expense) associated with non-GAAP adjustments (2)	(4,141)	13,328	224	(190)	13,270	9,221	107,230
Non-GAAP adjustments, net of tax	$7,560	$55,853	$10,188	$(566)	$(14,634)	$73,035	$225,875
Operating net income (non-GAAP)	$68,331	$49,665	$36,519	$38,081	$16,875	$192,596	$163,186

Weighted average common shares outstanding during the period:
Basic	201,237,749	196,700,222	163,145,255	162,863,540	162,571,066	181,126,320	162,293,020
Diluted	202,638,608	197,706,644	163,499,296	163,188,410	162,724,398	182,181,073	162,403,097

Earnings (loss) per share from continuing operations, basic:	$0.30	$(0.03)	$0.16	$0.24	$0.19	$0.66	$(0.39)
Earnings (loss) per share from continuing operations, diluted:	$0.30	$(0.03)	$0.16	$0.24	$0.19	$0.66	$(0.39)

Operating earnings per share, basic (non-GAAP)	$0.34	$0.25	$0.22	$0.23	$0.10	$1.06	$1.01
Operating earnings per share, diluted (non-GAAP)	$0.34	$0.25	$0.22	$0.23	$0.10	$1.06	$1.00

Return on average assets (3)	0.94%	(0.10)%	0.50%	0.74%	0.59%	0.51%	(0.29)%
Add:
Provision for non-PCD acquired loans (3)	0.00%	0.65%	0.00%	0.00%	0.00%	0.18%	0.00%
Income from investments held in rabbi trusts (3)	0.00%	(0.06)%	(0.03)%	(0.08)%	(0.09)%	(0.04)%	(0.04)%
Losses on sales of securities available for sale, net (3)	0.14%	0.00%	0.14%	0.00%	0.00%	0.07%	1.53%
Gain on sale of other equity investment (3)	(0.14)%	0.00%	0.00%	0.00%	0.00%	(0.04)%	0.00%
(Gains) losses on sales of other assets (3)	(0.01)%	0.05%	0.00%	0.00%	0.00%	0.01%	0.00%
Rabbi trust employee benefit expense (3)	0.00%	0.02%	0.02%	0.03%	0.03%	0.02%	0.02%
Merger and acquisition expenses (3)	0.06%	0.44%	0.07%	0.03%	0.03%	0.16%	0.03%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	(0.06)%	0.21%	0.00%	0.00%	0.25%	0.04%	0.49%
Operating return on average assets (non-GAAP) (3)	1.05%	0.79%	0.70%	0.72%	0.31%	0.83%	0.76%

Return on average shareholders' equity (3)	6.64%	(0.70)%	3.62%	5.23%	4.66%	3.66%	(2.44)%
Add:
Provision for non-PCD acquired loans (3)	0.00%	4.61%	0.00%	0.00%	0.00%	1.25%	0.00%
Income from investments held in rabbi trusts (3)	0.00%	(0.41)%	(0.24)%	(0.58)%	(0.73)%	(0.30)%	(0.36)%
Losses on sales of securities available for sale, net (3)	1.01%	0.00%	1.04%	0.00%	0.00%	0.51%	12.96%
Gain on sale of other equity investment (3)	(1.01)%	0.00%	0.00%	0.00%	0.00%	(0.28)%	0.00%
(Gains) losses on sales of other assets (3)	(0.04)%	0.34%	0.00%	0.00%	0.00%	0.08%	0.00%
Rabbi trust employee benefit expense (3)	0.03%	0.15%	0.13%	0.24%	0.26%	0.13%	0.15%
Merger and acquisition expenses (3)	0.39%	3.11%	0.51%	0.25%	0.28%	1.12%	0.21%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	(0.45)%	1.50%	0.03%	(0.03)%	1.96%	0.28%	4.17%
Operating return on average shareholders' equity (non-GAAP) (3)	7.47%	5.60%	5.03%	5.17%	2.51%	5.89%	6.35%

Tangible net income
Net (loss) income (GAAP)	60,771	(6,188)	26,331	38,647	31,509	119,561	(62,689)
Add: Amortization of intangible assets	7,351	6,210	504	504	505	14,569	1,804
Less: Tax effect of amortization of intangible assets (4)	2,036	1,720	140	140	143	4,036	509
Tangible net (loss) income (non-GAAP) (5)	66,086	(1,698)	26,695	39,011	31,871	130,094	(61,394)

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$3,643,352	$3,526,294	$2,928,101	$2,970,759	$2,682,600	$3,268,863	$2,571,001
Less: Average goodwill and other intangibles	1,054,952	974,546	565,523	566,027	597,234	791,489	643,977
Average tangible shareholders' equity (non-GAAP)	$2,588,400	$2,551,748	$2,362,578	$2,404,732	$2,085,366	$2,477,374	$1,927,024

Return on average tangible shareholders' equity (non-GAAP) (3) (5)	10.16%	(0.26)%	4.54%	6.52%	6.06%	5.25%	(3.19)%
Add:
Provision for non-PCD acquired loans (3)	0.00%	6.38%	0.00%	0.00%	0.00%	1.65%	0.00%
Income from investments held in rabbi trusts (3)	0.00%	(0.56)%	(0.30)%	(0.72)%	(0.95)%	(0.39)%	(0.48)%
Losses on sales of securities available for sale, net (3)	1.42%	0.00%	1.29%	0.00%	0.00%	0.68%	17.29%
Gain on sale of other equity investment (3)	(1.43)%	0.00%	0.00%	0.00%	0.00%	(0.38)%	0.00%
(Gains) losses on sales of other assets (3)	(0.05)%	0.46%	0.00%	0.00%	0.00%	0.11%	0.00%
Rabbi trust employee benefit expense (3)	0.04%	0.21%	0.16%	0.29%	0.33%	0.17%	0.19%
Merger and acquisition expenses (3)	0.55%	4.30%	0.63%	0.30%	0.35%	1.48%	0.29%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	(0.64)%	2.08%	0.04%	(0.03)%	2.52%	0.37%	5.56%
Operating return on average tangible shareholders' equity (non-GAAP) (3) (5)	11.33%	8.45%	6.28%	6.42%	3.27%	8.20%	8.54%

(1) Average assets, average goodwill and other intangibles, and average tangible shareholders' equity components for the three months and twelve months ended Dec 31, 2023 presented in this section include discontinued operations.
(2) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. Included in the net tax benefit for the three and twelve months ended December 31, 2024 is $2.6MM and a $7.4MM, respectively, of lost state tax benefit relating to Massachusetts net operating tax losses prohibited from carryover under Massachusetts tax law. The net operating tax loss position of the Company at December 31, 2024 is primarily a result of tax losses from the 2024 Cambridge's investment portfolio sale. Additionally, as federal net operating tax loss carryovers from 2024 lower projections of 2025 taxable income, the three and twelve months ended December 31, 2024 adjustments include a $2.8MM valuation allowance against the Company’s federal charitable contribution carryforward deferred tax asset that is set to expire at the end of 2025. The net tax benefit for the three months and twelve months ended December 31, 2023 was primarily due to the tax benefit from state tax strategies associated with the utilization of capital losses as a result of the sale of securities in the first quarter of 2023. Upon the sale of securities in the first quarter of 2023, we established a valuation allowance of $17.4 million, as it was determined at that time that it was not more-likely-than-not that the entirety of the deferred tax asset related to the loss on such securities would be realized. Included in that $17.4 million was $2.8 million in expected lost state tax benefits. Following the execution of the sale of our insurance agency business in October 2023 and the resulting capital gain, coupled with tax planning strategies, a state tax benefit of $13.6 million was realized on the securities sale losses.
(3) Metrics for the three months presented on an annualized basis.
(4) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 28.23% for the twelve months ended December 31, 2024. Prior to the fourth quarter of 2024, the Company anticipated a combined statutory rate of 27.7% for the year as reflected in the tax effect of amortization of intangible assets for the corresponding three-month periods in 2024.
(5) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended					Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$179,193	$169,855	$128,649	$129,900	$133,307	$607,597	$550,409
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4,792	4,792	4,553	4,483	4,483	18,620	17,181
Fully-taxable equivalent net interest income (non-GAAP)	$183,985	$174,647	$133,202	$134,383	$137,790	$626,217	$567,590

Noninterest income (GAAP)	$37,349	$33,528	$25,348	$27,692	$26,739	$123,917	$(237,753)
Less:
Income from investments held in rabbi trusts	5	3,591	1,761	4,318	4,969	9,675	9,305
Losses on sales of securities available for sale, net	(9,241)	—	(7,557)	—	—	(16,798)	(333,170)
Gain on sale of other equity investment	9,291	—	—	—	—	9,291	—
Gains (losses) on sales of other assets	352	(2,970)	(2)	—	—	(2,620)	(3)
Noninterest income on an operating basis (non-GAAP)	$36,942	$32,907	$31,146	$23,374	$21,770	$124,369	$86,115

Noninterest expense (GAAP)	$137,544	$159,753	$109,869	$101,202	$121,029	$508,368	$418,602
Less:
Rabbi trust employee benefit expense	239	1,326	930	1,746	1,740	4,241	3,742
Merger and acquisition expenses	3,587	27,577	3,684	1,816	1,865	36,664	5,495
Noninterest expense on an operating basis (non-GAAP)	$133,718	$130,850	$105,255	$97,640	$117,424	$467,463	$409,365
Less: Amortization of intangible assets	$7,351	$6,210	$504	$504	$505	$14,569	$1,804
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$126,367	$124,640	$104,751	$97,136	$116,919	$452,894	$407,561

Total revenue (GAAP)	$216,542	$203,383	$153,997	$157,592	$160,046	$731,514	$312,656
Total operating revenue (non-GAAP)	$220,927	$207,554	$164,348	$157,757	$159,560	$750,586	$653,705

Efficiency ratio (GAAP)	63.5%	78.5%	71.3%	64.2%	75.6%	69.5%	133.9%
Operating efficiency ratio (non-GAAP) (2)	57.2%	60.1%	63.7%	61.6%	73.3%	60.3%	62.3%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 22.0%, 21.8%, 21.7%, 21.7%, and 21.9% for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively, and of 21.8% for the twelve months ended December 31, 2024 and December 31, 2023.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$3,611,967	$3,671,138	$2,967,473	$2,952,831	$2,974,855
Less: Goodwill and other intangibles	1,050,158	1,057,509	565,196	565,701	566,205
Tangible shareholders' equity (non-GAAP)	2,561,809	2,613,629	2,402,277	2,387,130	2,408,650

Tangible assets:
Total assets (GAAP)	25,557,880	25,507,187	21,044,169	21,174,804	21,133,278
Less: Goodwill and other intangibles	1,050,158	1,057,509	565,196	565,701	566,205
Tangible assets (non-GAAP)	$24,507,722	$24,449,678	$20,478,973	$20,609,103	$20,567,073

Shareholders' equity to assets ratio (GAAP)	14.13%	14.39%	14.10%	13.95%	14.08%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	10.45%	10.69%	11.73%	11.58%	11.71%

Common shares outstanding	213,909,472	214,802,602	176,687,829	176,631,477	176,426,993

Book value per share (GAAP)	$16.89	$17.09	$16.80	$16.72	$16.86
Tangible book value per share (non-GAAP)	$11.98	$12.17	$13.60	$13.51	$13.65

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of			Change from
	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2023
(Unaudited, dollars in thousands, except per-share data)
Common stock	$2,141	$2,150	$1,767	$(9)	$374
Additional paid in capital	2,237,494	2,246,134	1,666,441	(8,640)	571,053
Unallocated ESOP common stock	(127,842)	(129,077)	(132,755)	1,235	4,913
Retained earnings	2,084,503	2,048,042	2,047,754	36,461	36,749
AOCI, net of tax - available for sale securities	(583,875)	(490,698)	(584,243)	(93,177)	368
AOCI, net of tax - pension	26,016	5,914	7,462	20,102	18,554
AOCI, net of tax - cash flow hedge	(26,470)	(11,327)	(31,571)	(15,143)	5,101
Total shareholders' equity:	$3,611,967	$3,671,138	$2,974,855	$(59,171)	$637,112
Less: Goodwill and other intangibles	1,050,158	1,057,509	566,205	(7,351)	483,953
Tangible shareholders' equity (non-GAAP)	$2,561,809	$2,613,629	$2,408,650	$(51,820)	$153,159

Common shares outstanding	213,909,472	214,802,602	176,426,993	(893,130)	37,482,479

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	10.46	10.46	9.45	—	1.01
Unallocated ESOP common stock	(0.60)	(0.60)	(0.75)	—	0.15
Retained earnings	9.74	9.53	11.61	0.21	(1.86)
AOCI, net of tax - available for sale securities	(2.73)	(2.28)	(3.31)	(0.45)	0.58
AOCI, net of tax - pension	0.12	0.03	0.04	0.09	0.08
AOCI, net of tax - cash flow hedge	(0.12)	(0.05)	(0.18)	(0.07)	0.06
Total shareholders' equity:	$16.89	$17.09	$16.86	$(0.21)	$0.02
Less: Goodwill and other intangibles	4.91	4.92	3.21	(0.01)	1.70
Tangible shareholders' equity (non-GAAP)	$11.98	$12.17	$13.65	$(0.19)	$(1.68)

APPENDIX E: Merger-related Charges

	As of and for the Three Months Ended
(Unaudited, dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Noninterest income components:
Other (1)	$(142)	$(2,969)	$—	$—	$—
Total noninterest income	$(142)	$(2,969)	$—	$—	$—

Noninterest expense components:
Salaries and employee benefits	$1,185	$13,147	$383	$3	$5
Office occupancy and equipment	1,936	2,630	11	6	2
Data processing	421	1,384	2,249	865	1,357
Professional services	99	5,490	944	787	450
Other	(54)	4,926	97	155	51
Total noninterest expense	$3,587	$27,577	$3,684	$1,816	$1,865

Total merger-related charges	$3,729	$30,546	$3,684	$1,816	$1,865

(1) Disposal of acquired fixed assets.